UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2013 (January 18, 2013)

TRUE DRINKS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-032420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18552 MacArthur Boulevard, Suite 325 Irvine, CA 91612
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 203-3500 Bazi International, Inc.
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information in Item 8.01 with respect to Bazi International, Inc.’s (the “Company”) reverse stock split is hereby incorporated by reference.

Item 8.01                      Other Information

On January 18, 2013, the Company amended its Articles of Incorporation (such amendment, the “Amendment”) to: (a) change the name of the Company to “True Drinks Holdings, Inc.” and (b) increase the total authorized shares of common stock, par value $.001 (the “Common Stock”), of the Company from 200,000,000 shares of Common Stock to 4,000,000,000 shares of Common Stock.  The Company previously disclosed information with respect to the Amendment in its Information Statement on Form 14C filed with the Securities and Exchange Commission on December 13, 2012.

In connection with the Amendment, all of the Company’s Series A Convertible Preferred Stock, par value $.001, will automatically be converted into approximately 2,530,399,062 shares of Common Stock.

In addition, on January 18, 2013, following the Amendment, the Company effected a reverse split of the Company’s authorized and issued and outstanding shares of Common Stock on a 100 old for one new basis such that the Company’s authorized Common Stock decreased from 4,000,000,000 to 40,000,000 shares of Common Stock and correspondingly, the Company’s issued and outstanding shares of Common Stock decreased from 2,649,632,531 to 26,496,325 shares of Common Stock.

The name change and reverse split will become effective with the Over−the−Counter Bulletin Board at the opening of trading on January 22, 2013 under the symbol “BAZID”.  The “D” will be placed on the Company’s ticker symbol for 20 business days.  After 20 business days from January 22, 2013, the Company’s ticker symbol will change from “BAZID” to “TRUU” to better reflect the new name of the Company.  Our new CUSIP number is 897837100.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation
3.2	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2013

TRUE DRINKS HOLDINGS, INC. By: /s/ Daniel Kerker Name: Daniel Kerker Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation
3.2	Certificate of Change